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                                 EXHIBIT 6(b)

                            TRANSFER AND ASSUMPTION
                            -----------------------


            THIS TRANSFER AND ASSUMPTION Is entered into as of June 1,
1997 by and among Davis Selected Advisors, L.P., a Colorado limited partnership (the "Transferor"), Davis Distributors, L.L.C., a Delaware limited liability company (the "Transferee") and Davis Tax-Free High Income Fund, Inc. ("Fund"), a Maryland corporation.

            WHEREAS, this Transferor is the sole member of the Transferee and controls and manages the business of the Transferee; and

            WHEREAS, the Transferor was organized to assume and continue the distribution services business with respect to the investment companies for which the Transferor serves as investment advisor; and

            WHEREAS, the Transferor has entered into a Distributing
Agreement (the "Agreement") dated April 15, 1993 with Fund, pursuant to which the Transferor serves as distributor of shares of capital stock of Fund;

            NOW THEREFORE, the parties hereto agree as follows:

            1. The Transferor hereby transfers unto the Transferee all of its rights, obligations and liabilities under the Agreement.

            2. The Transferee, in consideration of the transfer to it of all
                  Transferor's rights, obligations and liabilities under the Agreement, hereby accepts and assumes such rights, obligations and liabilities.

            3. All references to Transferor in the Agreement shall, as of
                  June 1, 1997, be deemed to refer to the Transferee.

            4. Fund hereby acknowledges and approves this transfer and agrees that, as of June 1, 1997, the transferee shall be the other party to the Agreement in lieu of the Transferor.


            IN WITNESS THEREOF, the undersigned have caused this Transfer and Assumption to be executed on their behalf as of the date written above.

DAVIS SELECTED ADVISERS, L.P.          DAVIS TAX-FREE HIGH INCOME FUND, INC.

BY:   VENTURE ADVISERS, INC.
      GENERAL PARTNER


BY:______________________________      BY:______________________________



DAVIS DISTRIBUTORS, LLC


BY:______________________________